CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of July 2, 2013 (the “Agreement”), by and between Pan Asia Infratech Corp., a Nevada corporation with a business address located at 123 W. Nye Lane, Suite 455, Carson City, Nevada. (the “Company”), and Dr. Amanjit Singh Josan, an individual with a primary residence located at 7673 Black Walnut Trail, Mississauga, Ontario, Canada (the “Consultant”) (individually, a “Party”, collectively, the “Parties”).

RECITALS

WHEREAS, the Company has requested of Consultant and the Consultant has agreed to provide certain Services (as defined below) to the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

1. Services. Consultant agrees to familiarize itself to the extent it deems appropriate and feasible with the business, operations, properties, financial condition and prospects of the Company and to perform and provide, as the Company reasonably and specifically requests, certain strategic and corporate consulting services to the Company (“Services”), including but not limited to: (i) assessing the feasibility of starting a greenhouse business in India with a focus in Punjab to begin with and providing general advice on how the Company should launch a greenhouse business in India; (ii) assisting with business development; (iii) reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company’s business; and (iv) developing strategic planning issues. The parties contemplate that to a significant degree these services shall be performed through the undertaking of various facility and site visits in Punjab, India and consulting with field and academic experts on the ground. The results of the Services shall be reported in the form of a professional report, including recommendations. NONE OF THE SERVICES PROVIDED BY CONSULTANT HEREIN SHALL INVOLVE FINANCIAL PUBLIC RELATIONS, INVESTOR RELATIONS OR THE RAISING OF DEBT OR EQUITY CAPITAL, AND NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS TO OBLIGATE OR REQUIRE THE CONSULTANT TO RAISE DEBT OR EQUITY CAPITAL.

The Parties hereby confirm and acknowledge that the Services rendered by Consultant hereunder: (a) consist and will consist of bona fide services rendered and to be rendered to Company, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Company.

2. Compensation.

(i) In consideration of the Services to be provided by the Consultant, the Company agrees to pay to Consultant Seven thousand five hundred Dollars (US$7,500) payable based on a travel schedule to be agreed between the parties; the Parties contemplate the amount payable to cover the travel and other miscellaneous expenses of Consultant’s Services. If however the Consultant is required to visit states outside of Punjab or New Delhi, the travel expenses will be provided by the Company in negotiation with the Consultant.

(ii) It is expressly understood and agreed that in connection with the Services to be performed by the Consultant, the Consultant shall be solely responsible for any and all taxes arising from the consulting fees paid to the Consultant hereinafter.

3. Term. Consultant’s engagement shall be for a period of six (6) months (“Term”). Thereafter, the agreement may be terminated by either the Company or Consultant at any time, with or without cause, upon written notice to that effect to the other party. The Consultant will have a physical duration of consultancy in Punjab, India for a period of one (1) month (“Research Term”) for study and research purposes.

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4. Information. The Company shall furnish Consultant such information as Consultant reasonably requests in connection with the performance of its services hereunder (all such information so furnished is referred to herein as the “Information”). The Company understands and agrees that Consultant, in performing its services hereunder, will use and rely upon the Information as well as publicly available information regarding the Company and any potential partners and that Consultant shall not assume responsibility for independent verification of any information, whether publicly available or otherwise furnished to it, concerning the Company or any potential partner, including, without limitation, any financial information, forecasts or projections, considered by Consultant in connection with the rendering of its services. Accordingly, Consultant shall be entitled to assume and rely upon the accuracy and completeness of all such information and is not required to conduct a physical inspection of any of the properties or assets, or to prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of the Company or any potential partner. With respect to any financial forecasts and projections made available to Consultant by the Company or any potential partners and used by Consultant in its analysis, Consultant shall be entitled to assume that such forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company or any potential partner, as the case may be, as to the matters covered thereby.

5. Representations and Warranties. The Consultant hereby represents and warrants to the Company that:

(i) he has full legal capacity to enter into this Agreement and to provide the Services hereunder without violation or conflict with any other agreement or instrument to which the Consultant is a party or may be bound;

(ii) in the course of performing the Services hereunder, the Consultant will not infringe the patent, trademark or copyright (collectively, “Intellectual Property”) of any third party;

(iii) the execution, delivery and performance of this Agreement does not and will not conflict with, violate or breach its constituent documents or any agreement (including, without limitation, any other distribution agreement), decree, order or judgment or any law or regulation to which it is a party or subject or by which it or any of its properties or assets is bound.

6. Relationship of the Parties. The Consultant shall be an independent contractor and the Consultant shall not be considered in any manner an employee of the Company and the relationship of the Company and the Consultant shall not in any manner create an employer-employee relationship between the parties.

7. No Waiver. The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or of any other provision.

8. Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties hereto.

9. Amendments. No amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by each of the parties hereto.

10. Governing Law; Jurisdiction. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Nevada applicable to agreements made and to be performed entirely therein. In the event that either Party hereto shall take legal action to enforce any of the provisions of this Agreement, the Parties agree that the exclusive jurisdiction for such legal action shall be the state courts of Nevada or the federal courts residing in the State of Nevada.

11. Binding Effect; Nonassisgnable. This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns. This Agreement shall not be assignable by either party without the prior written consent of the nona party.

12. Notices. Any notice under the provisions of this Agreement shall be deemed given when received and shall be given by hand, reputable overnight courier service, by registered or certified mail, return receipt requested, directed to the addresses set forth above, or by delivery to email addresses of regular correspondence if copied to CEO@panglobalcorp.com for the Company and to amanjitjosan@yahoo.com for Consultant, unless notice of a new addresses has been sent pursuant to the terms of this section.

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13. Unenforceability; Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall, nevertheless, be binding upon the Parties with the same force and effect as though the unenforceable part had been severed and deleted.

14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument the date first above written.

COMPANY:

PAN ASIA INFRATECH CORP.

By:	/s/ Bharat Vasandani
Name:	Bharat Vasandani
Title:	President, Chief Executive Officer and Chief Financial Officer

CONSULTANT:

/s/ Amanjit Singh Josan
Dr. Amanjit Singh Josan

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